UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2006
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16857	76-0487309
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Approval of 2006 Base Salary Increases
     On March 7, 2006, the Compensation Committee of the Board of Directors of Horizon Offshore, Inc. (the “Company”) approved increases to the base salaries of certain of the Company’s named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K). The base salaries of these named executive officers for 2006 are as follows: George Reuter, Executive Vice President and Chief Operating Officer ($300,000, effective March 1, 2006), William B. Gibbens, III, Executive Vice President, Secretary and General Counsel ($285,000, effective March 1, 2006) and Ronald Mogel, Vice President and Chief Financial Officer ($245,000, effective May 1, 2006).
Approval of 2006 Annual Incentive Compensation Targets
     Also on March 7, 2006, the Compensation Committee established the performance goals for the Company’s officers and key employees for fiscal year 2006 under its 2006 Annual Incentive Compensation Plan (the “2006 Compensation Plan”). The Compensation Plan is divided into two separate components, a cash bonus pool and a restricted stock award pool.
     The 2006 performance goals for the cash bonus pool component of the 2006 Compensation Plan are based on the results of the Company’s operations, specifically, the amount by which the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net income exceeds EBITDA and net income goals (collectively, the “Cash Bonus Goals”). Each participant in the 2006 Compensation Plan has an aggregate maximum bonus amount that is a percentage of the participant’s base salary. The amount of the aggregate payment under the 2006 Compensation Plan could range from 10% to 150% of participant’s base salary, depending upon the extent to which the Company’s actual EBITDA and net income meets or exceeds the Cash Bonus Goals. An aggregate of 80% of the maximum bonus pool amount will be distributed upon achievement of certain Cash Bonus Goals, with additional incremental amounts payable based on the amount by which those Cash Bonus Goals are exceeded.
     Approximately 10% of the cash bonus pool will be subject to the Company’s achievement of its “Total Recordable Incident Rate” (“TRIR”) objectives for 2006, and prorated downward to the extent these goals are not achieved. In the event the Company’s 2006 TRIR objectives are not achieved, the Company’s executive officers will not be entitled to their maximum cash bonus payout, and management reserves the right to determine the manner in which this affects other non-executive employees on an individual basis.
     Under the restricted stock component of the 2006 Compensation Plan, the award of restricted stock to the Company’s executive officers and selected managers will be based on an amount by which the Company’s net income exceeds specified net income goals. Shares of restricted stock will be distributed based on each restricted stock award pool participant’s pro rata percentage of cash bonuses paid to all participants in the restricted stock award pool. For example, if the aggregate cash bonuses paid to all participants of the restricted stock award pool under the 2006 Compensation Plan is $1,000,000, and the restricted stock award pool participant was paid a cash bonus of $100,000, such participant would receive 10% of the restricted stock award pool. 50% of the shares of restricted stock awarded pursuant to the 2006 Compensation Plan will vest on the date of grant, and 25% will vest on the first and second anniversary of the date of grant thereafter.
Term Loan Agreement
     On March 9, 2006, Horizon Vessels, Inc. (“HVI”), a wholly-owned subsidiary of the Company, entered into a loan agreement (the “Loan Agreement”) with The CIT Group/Equipment Financing, Inc. (“CIT”), Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., Ableco Finance LLC, A3 Funding LP, AIG Commercial Equipment Finance, Inc. and Gatx Financial Corporation, as lenders (collectively, the “Lenders”), and CIT in its capacity as agent for the Lenders.
     Under the terms of the Loan Agreement, the Lenders made a $77.4 million term loan (the “Loan”) to HVI, secured by mortgages on most of the Company’s vessels and related collateral. The Loan has a five year term and bears interest at LIBOR plus 4.50% per annum. The Loan is payable in monthly installments of $0.9 million, plus interest, for the first 24 months beginning March 31, 2006 and $0.6 million, plus interest, for the next 35 months. The remaining principal and unpaid interest is due at maturity on March 9, 2011. The Company and Horizon Offshore Contractors, Inc. (“Contractors”), a wholly-owned subsidiary of the Company, each executed a guaranty (the “Guaranty”) with respect to HVI’s obligations under the Loan Agreement.
     The Loan Agreement contains covenants, events of default and cross default provisions customary for financings of this type. Upon the occurrence of an event of default, CIT may, on behalf of the Lenders, declare all or a portion of the obligations under the Loan Agreement due and payable, as well as pursue other remedies to which it may be entitled under the Loan Agreement, the security instruments executed in connection therewith or applicable law.
     The Loan Agreement and Form of Guaranty are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Loan Agreement and Form of Guaranty are qualified in their entirety by reference to such Exhibits.
Item 1.02. Termination of a Material Definitive Agreement.
     On March 9, 2005, the execution of the Loan Agreement described in Item 1.01 above resulted in the termination the Company’s (i) loan agreement (the “CIT Loan Agreement”), dated as of December 30, 1998, as amended, between HVI and Contractors, as borrowers, the Company, as guarantor, CIT and the other lenders specified therein, and CIT in its capacity as agent for the lenders, and (ii) financing agreement (the “Financing Agreement”), dated as of March 31, 2005, as amended, between the Company and certain other subsidiaries of the Company, as borrowers, certain subsidiaries of the Company as guarantors, the investors identified therein, as lenders, and Manchester Securities Corp., as collateral agent and as administration agent for the lenders.
     The proceeds from the Loan were used to repay all amounts outstanding under the CIT Loan Agreement and the Financing Agreement, maturing in March 2006 and March 2007, respectively, and closing costs and fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On March 13, 2006, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Loan Agreement, dated as of March 9, 2006, among The CIT Group/Equipment Financing, Inc., Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., Ableco Finance LLC, A3 Funding LP, AIG Commercial Equipment Finance, Inc. and Gatx Financial Corporation, as lenders, The CIT Group/Equipment Financing, Inc., as agent for the lenders, and Horizon Vessels, Inc., as borrower.

10.2	Form of Guaranty.

99.1	Press Release issued by Horizon Offshore, Inc., dated March 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.

By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer
Date: March 13, 2006

Index to Exhibits

10.1	Loan Agreement, dated as of March 9, 2006, among The CIT Group/Equipment Financing, Inc., Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., Ableco Finance LLC, A3 Funding LP, AIG Commercial Equipment Finance, Inc. and Gatx Financial Corporation, as lenders, The CIT Group/Equipment Financing, Inc., as agent for the lenders, and Horizon Vessels, Inc., as borrower.

10.2	Form of Guaranty.

99.1	Press Release issued by Horizon Offshore, Inc., dated March 13, 2006.